Exhibit 99.2

IIU Inc Financial Statements

For the Year Ended 2017,

Five Months Ended May 2018 and Seven Months Ended December 2018

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2018 (Successor) and December 31, 2017 (Predecessor)	F-3

Consolidated Statements of Operations for the Five Months Ended May 31, 2018 (Successor), Seven Months Ended December 31, 2018 (Predecessor) and Twelve Months Ended December 31, 2017(Predecessor)	F-4

Consolidated Statements of Changes in Stockholders’ Equity for the Five Month Ended May 31, 2018 (Successor)  and for the Seven Months ended December 31, 2018 (Predecessor)  and the year end December 30, 2017 (Successor)

F-5

Consolidated Statements of Cash Flows for the Five Months Ended May 31, 2018 (Successor), Seven Months Ended December 31, 2018 (Predecessor) and Twelve Months Ended December 31, 2017(Predecessor)	F-6

Notes to Consolidated Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of IIU Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of IIU Inc. and its subsidiaries (collectively, the “Company” or “Successor” ) as of December 31, 2018, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the seven months ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). We have also audited the accompanying balance sheet of Wallach & Company, Inc. ( the “Predecessor”) as of December 31, 2017 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the five months ended May 31, 2018 and the year ended December 31, 2017,  and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and the Predecessor as of December 31, 2017, and the results of their operations and their cash flows for the seven months ended December 31, 2018 and the five months ended May 31, 2018 and the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2019.

Houston, Texas

March 29, 2019

IIU INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	Successor	Predecessor
	As of December 31,	As of December 31,
	2018	2017
Assets

Cash and cash equivalents	60,354	444,274
Marketable securities (Note 2)	-	705,163
Prepaid expenses and other current assets	2,516	-
Total Current Assets	62,870	1,149,437
Property, plant and equipment, net (Note 4)	17,090	21,917
Goodwill	2,504,159	-
Other assets	763	-
Total Assets	$ 2,584,882	$ 1,171,354

Liabilities and Stockholder's Equity

Liabilities
Accounts payable	$ 6,437	$ 18,151
Accrued expenses	62,455	94,690
Deferred revenue	1,989	25,445
Other current liabilities	11,754	-
Related party convertible debt (Note 5)	1,500,000	-
Current debt (Note 5)	92,244	-
Current liabilities	1,674,879	138,286
Long-term debt (Note 5)	606,435	-
Income tax payable	28,426	1,450
Total liabilities	2,309,740	139,736

Stockholders' Equity
Common stock, $0.01 par value, 100,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2018 and 1,000 shares at December 31, 2017	10	-
Additional paid-in capital	200,000	-
Retained earnings	75,132	1,031,618
Total equity	275,142	1,031,618
Total Liabilities and Stockholder's Equity	$ 2,584,882	$ 1,171,354

The accompanying notes are an integral part of these consolidated financial statements.

IIU INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor	Predecessor	Predecessor
	Seven Months Ended	Five Months Ended	Twelve Months Year Ended
	December 31,	May 31,	December 31,
	2018	2018	2017
Revenue
Net Commissions	$ 411,735	$ 257,091	$ 800,808

Operating expenses
Depreciation	929	2,448	1,980
Staff costs and payroll	107,391	139,923	369,940
General, administrative and sales costs	158,007	92,167	264,577
Total operating expenses	266,327	234,538	636,497
Operating income	145,408	22,553	164,311

Interest expense	(31,783)	-	(52)
Other income (expense)	(1,602)	24,852	46,035
Investment income	132	32,630	151,279
Total other income (expense)	(33,253)	57,482	197,262
Net income before taxes	112,155	80,035	361,573
Income tax provision	(28,426)	-	-
Net income	$ 83,729	$ 80,035	$ 361,573

The accompanying notes are an integral part of these consolidated financial statements.

IIU INC. AND SUBSIDIARIE

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the year ended December 31, 2017 and five months ended May 31, 2018 (Predecessor) and for the seven months ended December 31, 2018 (Successor)

	Common Stock
PREDECESSOR	Shares	Amount	Additional Paid-In Capital	Accumulated Earnings	Total Stockholders' Equity

Balance, December 31, 2016	1,000	-	-	1,068,714	1,068,714

Net income FY 2017				361,573	361,573
Dividends				(398,669)	(398,669)
Balance, December 31, 2017	1,000	-	-	1,031,618	1,031,618

Net income for the five months ended May 31, 2018				80,035	80,035
Dividends and distributions				(982,506)	(982,506)
Balance, May 31, 2018	1,000	-	-	129,147	129,147

	Common Stock
SUCCESSOR	Shares	Amount	Additional Paid-In Capital	Accumulated Earnings	Total Stockholders' Equity

Balance, May 31, 2018	1,000	10	0	(8,597)	(8,587)
Capital Contribution			200,000	-	200,000
Net income for the seven months ended December 31, 2018				83,729	83,729

Balance, December 31, 2018	1,000	10	200,000	75,132	275,142

The accompanying notes are an integral part of these consolidated financial statements.

IIU INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor	Predecessor
	Seven Months Ended	Five Months Ended	Twelve Months Year Ended
	December 31,	May 31,	December 31,
	2018	2018	2017
OPERATING ACTIVITIES
Net income	$ 83,729	$ 80,035	$ 361,573
Adjustments to reconcile net income to cash operating activities
Depreciation	929	2,448	1,980
Profit on purchased policies	(52,043)
Unrealized (gain) loss on marketable securities		(89,636)	(91,380)

Changes in operating assets and liabilities
Prepaid expenses and other assets	2,516)	(26,180)	13,902
Accounts payable	(5,276)	(9,221)	14,632
Accrued expenses	(3,553)	34,455	(37,368)
Deferred revenue	1,990	52,779	(9,282)
Accrued income taxes	28,426	(1,450)	1,450
Net cash provided by operating activities	$ 51,686	$ 43,230	$ 255,507

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(11,002)	(7,447)	-
Sale or (purchase) of marketable securities	-	-	4,217
Purchase of a business	125,649	-	-
Net cash used in investing activities	$ 114,647	$ (7,447)	$ 4,217

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt borrowings - related party	1,500,000	-	-
Debt borrowings	141,386	-	-
Debt repayments	(51,321)	-	-
Debt repayments - related party	(2,196,153)	-	-
Dividends paid	-	(167,809)	(398,669)

Net cash generated from or (used) in financing activities	$ (606,088)	$ (167,809)	$ (398,669)

NET DECREASE IN CASH	$ (439,755)	$ (132,026)	$ (138,945)
CASH - BEGINNING OF YEAR	500,109	444,274	583,219
CASH - END OF YEAR	$ 60,354	$ 312,248	$ 444,274

NON-CASH TRANSACTIONS
Distribution of automobile	-	19,898	-
Distribution of marketable securities	-	794,799	-
Reclassification of accrued interest	4,347	-	-
Contribution of capital for forgiveness of related party note	200,000	-	-

The accompanying notes are an integral part of these consolidated financial statements.

IIU INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FIVE MONTHS ENDED MAY 31, 2018 (SUCCESSOR), SEVEN MONTHS ENDED DECEMBER 31, 2018 (PREDECESSOR)

AND TWELVE MONTHS ENDED DECEMBER 31, 2017 (PREDECESSOR)

Note 1. Summary of Significant Accounting Policies

Nature of Operations

IIU Inc. (“IIU” or the “Company”) was formed as a Virginia corporation on April 30, 2018. IIU was formed for the purpose of acquiring a health insurance broker Wallach & Company (“Wallach”). IIU is the sole member of Wallach and operates and controls all of its businesses and affairs.  Wallach is a Virginia corporation organized on January 19, 1993.  IIU purchased all 1,000 shares representing 100% of Wallach on May 31, 2018 of which was funded through a note payable by Craven House Capital North America LLC (“Craven”) for $2,500,000 and subsequently paid an additional $185,000 in June 2018.

The Company is a specialty insurance brokerage company that through its U.S. subsidiary, sells global medical insurance products for international travelers, specializing in policies covering high-risk destinations, emerging markets and foreign travelers coming to the United States. All policies are fully underwritten with no claim risk remaining with IIU.

Basis of Presentation

The consolidated financial statements have been prepared by the Company, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). The Company prepares its consolidated financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”).

For periods after the commencement of the Purchase Agreement (May 31, 2018), the Company is referred to as the Successor and its results of operations includes, only, the results of operations from IIU and its subsidiary Wallach and Company for the seven months subsequent to May 31, 2018.   For periods previous to the inception of the Purchase Agreement, the Company is referred to as the Predecessor and its results of operations includes only Wallach and Company operations.  A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these periods.

As of December 31, 2018, IIU (Successor) and December 31, 2017 (Predecessor) and for the seven months ended December 31, 2018, IIU (Successor) and five months ended May 31, 2018 (Predecessor) and the year ended December 31, 2017 (Predecessor)

Principles of Consolidation

The Successor consolidated financial statements include the accounts of IIU and its wholly-owned subsidiary Wallach. All significant intercompany balances have been eliminated in consolidation. The Predecessor only comprised Wallach and Company.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Accounting Standards Codification (“ASC”) 605-10-25-1 of the Financial Accounting Standards Board (“FASB”) states revenues are realized or realizable when related assets received or held are readily convertible into known amounts of cash. In those cases where there is no reasonable basis for estimating the “known amount” of cash to be collected, the cash basis or cost recovery method of recognizing revenues may be used. The Company acts as an agent in providing health travel insurance policies. As a result the Company revenue is recorded at net. The Company has determined that the known amount of cash to be realized or realizable on its revenue generating activities can be reasonably estimated and as such, classifies its finance receivables as nonaccrual and recognizes revenues in the accompanying statements of income on the accrual basis.  If a policy is not effective as of the end of a period, then the associated revenue and underwriting costs are deferred until the effective date.

Cash

The Company maintains cash balances at several financial institutions that are insured under the Federal Deposit Insurance Corporation’s (“FDIC”) Transition Account Guarantee Program. Balances with the financial institutions may exceed federally insured limits.

Marketable Securities

Securities may be classified as either trading, held-to-maturity or available-for-sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in earnings. Management has determined that all of the marketable securities are considered trading securities. The Company has elected to value marketable securities to fair value.

Fixed Assets

The Company capitalizes all acquisitions of fixed assets in excess of $500. Fixed assets are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Fixed assets are comprised of furniture, computer and office equipment with an assigned useful life of 3 to 5 years. Fixed assets also include capitalized software costs. Capitalized software costs include costs to develop software to be used solely to meet the Company’s internal needs, consist of employee salaries and benefits and fees paid to outside consultants during the application development stage, and are amortized over their estimated useful life of 5 years.

Goodwill

Goodwill represents the excess purchase price of acquired businesses over the fair value of the net assets acquired. Goodwill is not amortized, but instead is tested for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable.

We had goodwill of $2.5 million on our Consolidated Balance Sheet at December 31, 2018, which represents amounts for the Wallach reporting unit.  For purposes of the 2018 annual test, we elected to perform a qualitative assessment to assess whether it was more likely than not that the fair value of these reporting units exceeded their respective carrying values. In performing these assessments, management relied on a number of factors including, but not limited to, macroeconomic conditions, industry and market considerations, cost factors that would have a negative effect on earnings and cash flows, overall financial performance compared with forecasted projections in prior periods, and other relevant reporting unit events, the impact of which are all significant judgments and estimates. Based on these factors, management concluded that it was more likely than not that the fair values of Wallach reporting unit was greater than their respective carrying amounts, including goodwill, indicating no impairment.

Beneficial Conversion Features

The Company, may, from time to time issue convertible notes that may have conversion prices that create an embedded liability pursuant to accounting guidance. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method. The Company determined that it has no financial instruments that meet the criteria for beneficial conversion as of December 31, 2018(Successor) nor as of December 31, 2017 (Predecessor).

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, marketable securities, accounts payable and accrued expenses.  The fair values of cash, cash equivalents, trading securities, , and accounts payable approximated carrying values because of the short-term nature of these instruments. Trading securities are reported at fair values. Substantially all of the fair value is determined using observed prices of publicly traded debt, level 1 in the fair value hierarchy.

Fair value measurements are determined based on the assumption that market participants would use in pricing an asset or liability. Accounting Standards Codification (“ASC”) 82010 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

•

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

•

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•

Level 3: Significant unobservable inputs which reflect a reporting entity’s own assumptions about the assumptions that market participants would use for pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method

Income Taxes

Successor

The Company uses the liability method of accounting for income taxes under the asset and liability method prescribed under ASC 740, Income Taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination.  For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority.  For tax positions not meeting the threshold, no financial statement benefit is recognized.  As of December 31, 2018, the Company had no uncertain tax positions.  The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses.  The Company currently has no federal tax examinations nor has it had any federal income tax penalties since its inception.

Predecessor

 The Predecessor is an S corporation which distribute reports its profits and losses to its shareholders. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Related Party

ASC 850 - Related Party Disclosures requires disclosure of related party transactions and certain common control relationships.  The Company disclosures related party transactions and such transactions are approved by the board of directors.

Concentration Policy

The Company evaluates its concentration risk on an annual basis.  All of the policies sold by the Company are underwritten by one company, which places a risk of being dependent on a sole underwriter.  The Company receives a commission from the underwriter that is approximately 50% of the premium for policies sold to customers. However, the Company has been doing business with the underwriter for a long time.

Noncash Transactions

The Company:

•	Repaid a related party loan of $2,195,735.
•	Craven contributed $200,000 as additional paid in capital for the reduction of related party debt
•	As part of the purchase agreement of Wallach, distributed marketable securities of $794,799 to a shareholder of Wallach and an automobile with a value of $19,898.

Subsequent Events

The Company has evaluated subsequent events through March 29, 2019, the date the financial statements were available to be issued and did not identify any material items other than what is identified in Footnote 9.

Recently Issued Accounting Pronouncements

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230)”: Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 2016-15”), which addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified and applies to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. ASU 2016-15 became effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 with early adoption permitted. The Company adopted ASU 2016-15 effective January 1, 2019 and determined there was no impact.

In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)." This ASU creates a single, comprehensive revenue recognition model for all contracts with customers. The model is based on changes in contract assets (rights to receive consideration) and liabilities (obligations to provide a good or service). Revenue will be recognized based on the satisfaction of performance obligations, which occurs when control of a good or service transfers to a customer and enhanced disclosures will be required regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity's contracts with customers. Either a retrospective or cumulative effect transition method, referred to as the modified retrospective method, is permitted. The Company expects the impact from the adoption of this standard is expected to be immaterial and the Company anticipates the impact will be immaterial to the consolidated financial statements for the full fiscal year 2019. The Company will adopt ASU 2014-09 on January 1, 2019 using the modified retrospective method by recognizing the cumulative effect of initially applying the new standard as an increase to the opening balance of retained earnings.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which provides guidance for accounting for leases. Under ASU 2016-02, the Company will be required to recognize the assets and liabilities for the rights and obligations created by leased assets with initial maturities greater than one year. In July 2018, the FASB also issued ASU 2018-10 and ASU 2018-11 related to Topic 842. ASU 2018-10 narrows certain aspects of the guidance issued in the amendments within ASU 2016-02. ASU 2018-11 provides entities with an additional transition method to adopt ASU 2016-02. Under this new transition method, at the adoption date, a company shall recognize a cumulative-effect adjustment to the opening balance of retained earnings. ASU 2016-02, along with ASU 2018-10 and ASU 2018-11, will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 and for private companies beginning after December 15, 2019. The Company’s lease is month to month and as such will not have an impact on its’ operations.

Recent accounting guidance not discussed above is not applicable, did not have, or is not expected to have a material impact to the Company.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

Note 2. Marketable Securities Trading (Predecessor)

Trading securities which includes corporate equities, corporate bonds & notes, municipal bonds, closed end funds & exchange traded products, mutual fund and preferred securities are reported at fair values. Substantially all of the fair value is determined using observed prices of publicly traded securities, level 1 in the fair value hierarchy.  The Company’s trading investments are reported at fair value, with realized and unrealized gains and losses included in earnings.

The following table summarizes the quoted prices in active markets for identical assets as of December 31, 218:

	Amount	Level 1	Level 2	Level 3
Trading securities	$ 705,163	$ 705,163	-	-
Total	705,163	705,163	-	-

The marketable securities were distributed to the sole shareholder of Wallach as part of the purchase agreement.

Note 3. Acquisition

On May 31, 2018 , the Company, acquired 100% of the share capital of  Wallach and Company, health insurance broker, (for the initial consideration of $2,500,000 which was paid from Craven House Capital North American LLC (“Craven”) plus an additional $185,000 which was paid directly from the $311,000 cash acquired from Wallach. Net cash received in the business acquisition was $126,135. The Acquisition was funded through cash provided by IIU’s sole shareholder, Craven House Capital North America LLC and was effected to expand Craven House Capital North America LLC into a growing and profitable business in the United States.

The following table summarizes the approximate consideration paid and the amounts of the identified assets acquired and liabilities assumed at the acquisition date:

May 31, 2018

Total purchase price	$2,685,000

Recognized preliminary amounts of identifiable assets acquired and (liabilities assumed), at fair value:
Cash	311,000
Prepaid and other current assets	51,000
Profit on purchased policies	52,000
Property, plant and equipment	7,000
Accounts payable	(9,000)
Accrued expenses and other liabilities	(129,000)
Deferred revenue	(102,000)
Preliminary estimate of the fair value of assets and liabilities assumed	181,000

Goodwill	$2,504,000

Note 4. Fixed Assets

The following table summarizes property, plant and equipment:

	Useful Life	Successor December 31, 2018	Predecessor December 31, 2017
Furniture, fixtures and equipment	5 years	$ 10,350	$ 1,103
Leasehold improvements	31.5 years	3,317	3,317
Automobile	5 years	-	31,798
Software	3 years	9,201	-
Total cost		22,868	36,218
Less accumulated depreciation and amortization		(5,778)	(14,301)
		$ 17,090	$ 21,917

Depreciation expense for the 7 month period ended December 31, 2018 was $929, for 5 months May 31, 2018 it was $2,448 and for the twelve months ended December 31, 2017 it was $1,980.

Note 5. Convertible Related Party Loans and  Other Financing Arrangements

	Year ended December 31,
	2018 Successor	2017 Predecessor
Convertible senior secured promissory note issued LM Funding America Inc (a related party) , bearing interest at 3.0%, interest. Note was issued on November 2, 2018 and matures on October 27, 2019 and can be prepaid at any time without penalty. The principal and accrued interest can be converted into shares of IIU based on the fair value of IIU as determined by the Note. The note is secured by all of the assets of IIU and Wallach.	$1,500,000	$-

Promissory note issued by a financial institution, bearing interest at 5.85%, interest and principal payments due monthly of $10,932. Note was issued on May 31, 2018 with original borrowings of $608,000 and subsequent borrowings of $141,000 and repayments of $51,000. The note matures on May 30, 2025 and can be prepaid at any time without penalty. This note is secured by the Company’s inventory, chattel paper, accounts, equipment and general intangible intangibles and deposit accounts.	698,679
Total	2,198,679
Less current maturities	1,592,244

	$606,435	$-

At the inception of IIU, Inc. the Company borrowed $2.4 million from Craven to fund the acquisition of Wallach. During the period from June 1, 2018 through December 31, 2018, the Company repaid approximately $2.2 million and $200,000 was contributed as additional paid in capital.

The Company analyzed the conversion options in the convertible loan payables for derivative accounting consideration under ASC 815, Derivative and Hedging, and determined that the transactions do not qualify for derivative treatment. The Company then analyzed these convertible notes for Beneficial Conversion Features (BCF) and concluded there were no BCF on these loan payable convertible notes.

Minimum required principal payments on the Company’s debt as of December 31, 2018 are as follows :

Years Ending
December 31,
2019	$1,592,240
2020	97,760
2021	103,830
2022	110,150
2023	116,870
After 2023	177,829
$2,198,679

Note 6. Commitments and Contingencies

Leases

The Company leases its office on a month to month basis.

Legal Proceedings

We are not currently a party to material litigation proceedings. However, we may become party to litigation in the ordinary course of business. Regardless of the outcome, litigation can have an adverse impact on us because of prosecution, defense, and settlement costs, diversion of management resources and other factors.

The Company accrues for contingent obligations, including estimated legal costs, when the obligation is probable and the amount is reasonably estimable. As facts concerning contingencies become known, the Company reassesses its position and makes appropriate adjustments to the consolidated financial statements. Estimates that are particularly sensitive to future changes include those related to tax, legal, and other regulatory matters.

Note 7. Income Taxes

The Company performs an evaluation of the realizability of its deferred tax assets on a quarterly basis.  The Company considers all positive and negative evidence available in determining the potential of realizing deferred tax assets, including the scheduled reversal of temporary differences, recent and projected future taxable income and prudent and feasible tax planning strategies.  The estimates and assumptions used by the Company in computing the income taxes reflected in the accompanying consolidated financial statements could differ from the actual results reflected in the income tax returns filed during the subsequent year. Adjustments are recorded based on filed returns when finalized or the related adjustments are identified. The Company did not have any deferred tax assets or liabilities but did generate a $28,426 income tax payable.

Predecessor

The Company was an S Corp through May 31, 2018 and as such there were no income tax assets or liabilities.  Effective June 1, 2018, the Company converted into a regular C corporation. Accordingly, no provision for income taxes has been reflected in these financial statements for the year ended December 31, 2017 and the five month period ended May 31, 2018.  The Predecessor has no unrecognized tax benefits.

Successor

Effective June 1, 2018, Wallach and Company became a regular corporation. The Company recorded the following components of tax expense (benefit for the seven months ended December 31, 2018.

Significant components of the tax expense (benefit) recognized in the accompanying consolidated statements of operations for the seven month period December 31, 2018:

Seven Months Ended
December 31, 2018
Current tax expense
Federal	$23,553
State	4,873
Total current tax expense	28,426
Deferred tax expense	-
Income tax expense	$26,645

The reconciliation of the income tax computed at the combined federal and state statutory rate of 25.4% to the income tax benefit is as follows:

	Seven Months Ended December 31,
	2018	2018
Expense on net income	$28,426	25.3%
Nondeductible expenses	-	-%
Other items	-	0-%
Tax benefit/effective rate	$28,423	25.3%

The Company's federal and state tax returns for the 2018 through 2017 tax years remain subject to examination by U.S. and various state authorities.

Note 8. Subsequent Events

On January 15, 2018, the “Company entered into a Securities Purchase Agreement (the “SPA”) with LM Funding America Inc. (“LM Funding”), in which LM Funding acquired 100% of the outstanding stock of IIU from Craven House Capital North America, LLC, for a total purchase price of approximately $5.1 million. The purchase will result in LM Funding converting the $1.5 million note receivable from IIU into IIU shares and issuing a secured convertible note that after shareholder approval may be converted into approximately 1.5 million shares to the shareholders of IIU.  The sole shareholder of IIU is Craven House Capital North America LLC who also owns approximate 20% of the outstanding shares of LM Funding.